TELEVISION DISTRIBUTION AGREEMENT


Agreement dated as of April 1, 2003 between Indievision Films, Attn:
Bobbie Stone ("Licensor") P.O. Box 505, Beverly Hills, CA, 90213, and Eclectic Entertainment, Inc. ("Licensee"), 5836 S. Pecos Road, #F-400D, Las Vegas, NV 89120.

In consideration of the mutual covenants promised herein contained and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows.

1.  DEFINITION OF TERMS

    a) "Property" means the feature film or television series produced and/or distributed by Licensor as described in Exhibit A attached hereto.

    b) "Standard Television" means exhibition by standard VHF or UHF broadcast stations, the video and audio portions of which are receivable without charge and without use of any receiving device other than standard home rooftop or television set built-in antennas.

    c) "Non-Standard Television" means all forms of television exhibition whether now existing or developed in the future, other that "Standard Television," however transmitted or delivered (whether by broadcast, satellite and terrestrial microwave broadcast, cassette and disc transmission, coaxial cable transmission, fiber optic transmission or any other means), including without limitation basic cable, premium cable, pay-per view, subscription television, direct broadcast satellite, closed circuit television and lower power VHF or UHF limited facility stations.

    d) "Term" means the period commencing upon May 1, 2003 and ending at midnight on April 30, 2004.

    e) "Territory" means the United States of America, its territories and possessions.

    f) "Exhibit" means, sublicense, transmit, broadcast, cablecast, display, exhibit, exploit, project, perform, promote, advertise, reproduce, use and publicize and to license or authorize third parties or assign to them the right to do all or part of the same.

2.  GRANT OF RIGHTS

Licensor hereby irrevocably grants to Licensee the sole and exclusive right during the Term to exhibit the Property throughout the Territory and Media herein provided.

3.  EXCLUSIVITY

For the term of this agreement, Licensor shall not authorize or permit any person, firm or corporation other than Licensee to exhibit the Property, or any portion thereof, within the Territory or to promote or announce any such exhibition or the availability of rights of exhibition. The right of Licensee in said media is sole and exclusive for the term of this agreement.

4.  GUARANTEE

Licensee shall pay to Licensor the sum of one thousand two hundred U.S. dollars ($1,200) per one-hour television episode, six hundred U.S. dollars ($600) per half-hour television episode and one thousand two hundred U.S. dollars ($1,200) per feature film no more than fifteen (15) days after the signing of this agreement.


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5.  DELIVERY OF PHYSICAL MATERIALS

No later than three (3) days Licensor's receipt of funds. Licensor shall deliver to Licensee or any professional technical facility designated by Licensee all materials set forth in Exhibit A attached hereto which shall conform to the technical requirements of Licensee as set forth in Exhibit A. In the event that the materials are not of acceptable technical quality for exhibition, Licensor shall deliver
additional or replacement materials acceptable to Licensee.   Any
delay in delivery of materials will give Licensee the right to extend the Term of this agreement by a period of time coextensive with the duration of said delay. All risks and costs of transporting the delivery materials shall be borne by Licensor; and all costs of transporting and preparing video reproductions and elements processed therefrom shall be borne by Licensee.

6.  PROMOTION

Licensor shall deliver to Licensee within ten (10) days of the date of execution of this agreement the following materials with respect to the Property: a press book, a reasonable number of stills, color slides and transparencies, a synopsis of the story or content of the Property, advertising copy and such other materials as are reasonable to Licensor and requested by Licensee.
Licensor hereby grants to Licensee the following additional rights and privileges with respect to the Property and any person appearing therein:

    a) The right to use written summaries, extracts and synopses of the Property of no more than one thousand (1,000) words in length for the purpose of promoting the Property;

    b) The right to use the Licensor's name and the name of each person rendering services or appearing in the Property and such person's biography, photograph or likeness and recorded voice and the title of the Property to promote the Property;

    c) The right to use excerpts from the Property no more than five (5) minutes in length in any medium for news or information purposes and for the purpose of promoting the Property.

The rights described in this Paragraph may be exercised at any time after the execution of this Agreement until a period of one (1) year after the conclusion of the Term.

7.  MANNER OF EXHIBITION

Subject to the terms of this Agreement, Licensee shall have the sole and absolute control over the frequency and manner of exhibition of the Property, including the means, times, places, number of exhibitions and choice of exhibitors. Except as otherwise provided in this Agreement, Licensee shall not itself or authorize others to make any modifications, deletions, cuts or alterations in or to the Property without prior written approval of Licensor. Licensee may make cuts, alterations, abridgements and variations for the following purposes:

     a)  Insertion of Licensee's loop or credits in the title section;
     b)  Insertion of commercials;
     c) Compliance with local censorship or governmental rules and regulations.

Licensee shall in no case omit or delete the copyright notice from the main or end title of the Property.

8. NON-PERFORMANCE BY LICENSEE OR LICENSOR

If Licensor or Licensee feel at any time that terms of this agreement are not being performed by the other party, the aggrieved party shall give written notice to the other part listing such non-performances and allow that party a period of fifteen (15) days after receipt of written notice to cure such defects. Any and all disputes arising hereunder shall be settled by arbitration in the City of Las Vegas,


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NV, in accordance with the rules and under the auspices of the
American Arbitration Association and any decision or award thereon may be entered, docketed and enforced as a judgment of any court of competent jurisdiction.

9.  EXTENSION OF TERM

After the expiration of the original term of this agreement, Licensor shall offer Licensee the exclusive option to renew this agreement for a period of forty-five (45) days.

10. WARRANTIES

Licensor and Licensee each represent, warrant and covenant that:

   a) It is not a party or subject to any written or oral contract which would prevent Licensor from entering into or performing this Agreement; or whose terms and conditions would be violated by performance of this Agreement;

   b) Neither the negotiation nor execution of this Agreement by Licensor or Licensee will result in any liability or obligation to or infringe on any rights of any third party.

   c) It is authorized and has the power to enter into this Agreement. Licensor warrants that it owns or controls the sole and exclusive right to exhibit the Property in the manner and form provided in this Agreement, free and clear of any and all liens, claims and encumbrances and to authorize Licensee to do so. Licensor warrants that it has not licensed the Property for exhibition contrary to the provisions of this Agreement and it has not and will not grant any rights in the Property inconsistent with the rights granted Licensee herein;

   d) Licensor shall not, prior to the expiration of this Agreement, exhibit or authorize the exhibition of the property anywhere in the Territory;

   e) The Property and any advertising or publicity materials supplied by Licensor shall not contain any material that is libelous, slanderous or defamatory and will not, when exhibited infringe upon any common law or other right including copyright, trademark, trade name, service mark, literary, dramatic or motion picture right, right of publicity or privacy or contract right of any person or violate any law;

   f) Licensee shall not have any liability or responsibility for the making of payments to any person, union, guild, or performer by virtue of the use of the Property. All residual and other third party payments are the sole responsibility of Licensor, unless Licensee specifically agrees in writing to reimburse;

   g) Licensor has the standing to grant the rights contained herein and for each musical composition in the Property. All musical performances embodied in the Property are:

       i)  In the public domain, or

       ii) Owned by or licensed to Licensor, so that no additional clearance of, or payment with respect to such rights is required for use of the Property.

   h) There is no claim, suit, action or proceeding relating to the Property pending or threatened before any court, administrative or governmental body;

   i) There exists a valid and enforceable copyright in the Property throughout the Territory, which copyright will permit the Licensee to exhibit the Property, and which will prevent third parties from infringing upon such rights. In addition, such copyrights will continue to be valid and enforceable until the expiration of the Term;




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   j)  All Delivery Materials and exhibition copies shall be of first-
       class technical and commercial quality.

11. INDEMNITY

Licensor will indemnify and hold Licensee harmless from any claims arising as a result of the actual or proposed exhibition of the Property or by breach of any of the covenants made by Licensor in Paragraph 10.

Licensee will indemnify and hold Licensor harmless from any claims arising as a result of breach of any of the covenants made by Licensor in Paragraph 10.

12. CONFIDENTIALITY
Licensor shall not disclose to any third party any information with respect to the financial terms and provisions of this agreement except:

   a) To the extent necessary to comply with law or order of a court of competent jurisdiction. In which case, the disclosing party shall inform the other party and seek confidential treatment of such information.

   b) As part of a regular reporting to parent or affiliated companies, attorneys and auditors providing such firms and individuals agree to abide by the provisions of this paragraph.

   c)  In order to enforce its rights pursuant to this Agreement.

13. INSURANCE

INTENTIONALLY DELETED.

14. COPYRIGHT
Licensor has represented to Licensee that the copyright in the Property is full protected and has been registered with the United States Copyright Office. At the Licensee's request, Licensor shall provide complete chain of title evidencing a valid and binding assignment of rights first to Licensor and then from Licensor to Licensee.

15. GENERAL PROVISIONS

   a) Licensor and Licensee are independent contractors with respect to each other and nothing in this Agreement shall create any association, partnership, joint venture or agency relationship between them.

   b) The parties agree that this contract is not for the benefit of any third parties.

   c) Licensee may assign its rights and obligations under this Agreement with the written permission of Licensor. Such assignment shall not relieve Licensee of its obligations herein.

   d) All notices, statements, documents etc. shall be writing and sent by certified mail return receipt requested to the addresses listed on the first page of this Agreement.

   e) No waiver by either party of any of the terms or conditions of this Agreement in any instance shall be deemed to be a waiver of such terms or conditions for the future or of any subsequent breach thereof.

   f) This Agreement shall be governed by the Laws of the State of Nevada applicable to contracts. In the event that either party shall desire to institute any suit, action or proceeding against


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       the other party arising out of or based upon this Agreement, or breach thereof, such action may be prosecuted either in Civil District Court for the Count of Clark, State of Nevada or the United States District Court for the Western District of Nevada; and may be changed only by an agreement in writing signed by both parties hereto.

   g) This Agreement constitutes the entire agreement between Licensor and Licensee with respect to the subject and may be changed only by an agreement in writing signed by both parties hereto.

   h) The Exhibits referred to in the Agreement are a part of this Agreement and are by this reference incorporated herein.


IN WITNESS WHEREOF, the parties have executed this contract in duplicate on the 9th day of April, 2003.


LICENSOR                           LICENSEE
INDIEVISION FILMS                  ECLECTIC ENTERTAINMENT, INC.

/s/ Bobbie Stone                   /s/ Roger Neal Smith
_______________________________    _______________________________
BOBBIE STONE                       ROGER NEAL SMITH
PRESIDENT                          CHIEF EXECUTIVE OFFICER



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ATTACHMENT A - PROPERTIES PRODUCED AND/OR DISTRIBUTED BY LICENSOR


Property Titles and Types
   Property                 Type of Media             Number of Episodes
   --------                 -------------             ------------------
   The Three Muscatels      Feature Film                        N/A
   Never Look Back          Feature Film                        N/A
   Jump Cut                 Feature Film                        N/A
   Top Of The World         Feature Film                        N/A
   Secret Obsession         Feature Film                        N/A
   Lift                     Feature Film                        N/A
   Hollywood Heartbreak     Feature Film                        N/A
   The Cottonwood           Feature Film                        N/A
   Boat Dreams              Feature Film                        N/A



Materials To Be Provided
   Beta SP in English
   Scripts
   Promotional Material


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